UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 5, 2004


                        ADVANCED MARKETING SERVICES, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

             0-16002                                   95-3768341
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      (Commission File Number)             (IRS Employer Identification No.)


                 5880 OBERLIN DRIVE, SAN DIEGO, CALIFORNIA 92121
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (858) 457-2500


                                       NA
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          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

      On August 18, 2003, Registrant reported a delay in the filing of its Form 10-Q for the first quarter of fiscal year 2004 that ended on June 28, 2003. On November 11, 2003, Registrant reported that it would delay the filing of its Form 10-Q for the second quarter of fiscal year 2004 that ended on September 27, 2003. On February 27, 2004, Registrant reported that it would delay the filing of its Form 10-Q for the third quarter of fiscal year 2004 that ended on December 28, 2003, until the filing of its amended and restated Form 10-K for fiscal year 2003 and its fiscal year 2004 Forms 10-Q for the first and second quarters.

      Under the terms of Registrant's $45.0 million Revolving Credit Agreement with California Bank & Trust, Bank of the West and Union Bank of California, N.A. (the "Banks"), the failure to provide the first quarter Form 10-Q to the Banks on August 27, 2003, the failure to provide the second quarter Form 10-Q to the Banks on November 27, 2003, and the failure to provide the third quarter Form 10-Q to the Banks on February 28, 2004, constituted events of default.

      On January 14, 2004, Registrant publicly announced and reported that it would restate its financial statements for the five-fiscal-year period ended March 31, 2003. Registrant's announced restatement constituted an event of default, and it is possible that the restatement will result in Registrant not being in compliance with the financial covenants of the Revolving Credit Agreement, which non-compliance also would constitute an event of default. Registrant has reported on a monthly basis agreements with the Banks pursuant to which the Banks have agreed to forbear the events of default, and the most recently reported agreement to forbear expires on March 31, 2004. A new forbearance is described in this report.

      The Banks have agreed to forbear all of the defaults described above until April 30, 2004, subject to the terms and conditions of the agreement among Registrant and the Banks. Registrant and the Banks have agreed: (1) to limit Registrant's borrowings under the Revolving Credit Agreement to a maximum of $20.0 million during the period of the forbearance, except for the period beginning on March 8, 2004, and ending on April 16, 2004, during which period Registrant and the Banks have agreed that Registrant will limit its borrowings to a maximum of $35.0 million; and (2) effective March 8, 2004 to increase the interest rate applicable to amounts borrowed under the Revolving Credit Agreement from the prime rate (or, in certain circumstances from a LIBOR-based rate) to a rate that is 2.5% above the prime rate. In addition, Registrant has agreed to provide substantially final copies of the Forms 10-Q for the first, second and third quarters of fiscal year 2004 to the Banks at least 72 hours prior to filing.

      Registrant intends to complete the restatement, file an amended and restated Form 10-K for fiscal year 2003, and file Forms 10-Q for the first three quarters of fiscal year 2004 as promptly as possible. There can be no assurance that the Banks will continue to forbear after April 30, 2004, if the restatement has not been completed and the Forms 10-Q have not been filed. As of March 5, 2004, Registrant had an outstanding balance of $30.0 million under the Revolving Credit Agreement.

      Forward-looking statements in this report are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements that involve risks and uncertainties. Certain important factors could cause results to differ materially from those anticipated in the forward-looking statements, including risk factors that are discussed in the period reports that the Company files from time to time with the Securities and Exchange Commission. The forward-looking statements include the statement that Registrant intends to complete the restatement, file an amended and restated Form 10-K for fiscal year 2003, and file Forms 10-Q for the first three quarters of fiscal year 2004 as promptly as possible.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ADVANCED MARKETING SERVICES, INC.
                                  (Registrant)


       MARCH 5, 2004            By:  /s/ MICHAEL M. NICITA
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            Date                      Michael M. Nicita
                                      President and Chief Executive Officer